AMENDMENT TO COMMERCIAL LOAN AGREEMENT

The Commercial Loan Agreement dated June 18, 2010 executed by Black Rock Capital, LLC in favor of First State Bank, Lonoke, Arkansas, is being amended as follows:

1. Black Rock Capital, LLC has been converted to Black Rock Capital, Inc.

2. DEFAULT. I understand that you may demand payment anytime at your discretions.

For example, you may demand payment in full if any of the following occur:

A. Payments. I fail to make a payment in full when due.

B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me or any co-signer, endorser, surety or guarantor of this Agreement or any other obligations I have with you.

C. Death or Incompetency. I die or am declared legally incompetent.

D. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

E. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Agreement.

F. Other Documents. A default occurs under the terms of any other Loan Document.

G. Other Agreements. I am in default on any other debt or agreement I have with you,

H. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

I. Judgment. I fail to satisfy or appeal any judgment against me.

J. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

K. Name Change. I change my name or assume an additional name without notifying you before making such a change

L. Property Transfer. I transfer all or a substantial part of my money or property.

M. Property Value. You determine in good faith that the value of the Property has declined or is impaired.

N. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

O. Insecurity. You determine in good faith that a material adverse change has occurred in Borrower’s financial condition from the conditions set forth in Borrower’s most recent financial statement before the date of this Agreement or that the prospect for payment or performance of the Loan is impaired for any reason.

P. Removal of Principal. If for any reason, Black Rock Capital, Inc., convertor in interest of Black Rock Capital, LLC, by change of charter or name remove Alan W. Barksdale as President and Chief Executive Officer of the corporation or reduce his duties, whereby Lender feels in any way insecure about the loans with Black Rock Capital, Inc., then Lender has the right to cause the indebtedness to be immediately due and payable.

Q. Other: So long as there is any indebtedness owed First State Bank, Lonoke, Arkansas, neither Black Rock Capital, Inc. nor Red Mountain Resources, Inc. will do anything to affect the capital structure of Black Rock Capital, Inc., without the prior written consent of First State Bank, Lonoke, Arkansas, being first obtained.

3. The remaining portions of the Commercial Loan Agreement not specifically amended herein shall remain in full force and effect until the total amount owned Lender has been satisfied.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on this 29th day of June, 2011.

Black Rock Capital, Inc.		First State Bank

By:	/s/ Alan W. Barksdale	By:	/s/ David R. Estes
Alan W. Barksdale, President		David R. Estes, President

ACKNOWLEDGMENT

STATE OF ARKANSAS)
)
COUNTY OF LONOKE )

On this ________ day of ______________, 2011, before me, a Notary Public, personally appeared Alan W. Barksdale, who acknowledged himself to be the President of Black Rock Capital, Inc., an Arkansas corporation, and that he as such being authorized so to do executed the foregoing Addendum to Commercial Loan Agreement by signing the name of the corporation by himself as President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission expires:

ACKNOWLEDGMENT

STATE OF ARKANSAS)
)
COUNTY OF LONOKE )

On this ________ day of June, 2011, before me, a Notary Public, personally appeared David R. Estes, who acknowledged himself to be the President of First State Bank, Lonoke, Arkansas, an Arkansas banking organization and that he as such being authorized so to do executed the foregoing Addendum to Commercial Loan Agreement by signing the name of the bank by himself as President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission expires: